EXHIBIT 99.2

RISK FACTORS

Risks Related to the Transaction

The Transaction (as defined below) may not be completed within the expected timeframe, or at all, and the pendency of the Transaction could adversely affect our business, financial condition, results of operations and cash flows.

On June 10, 2025, we entered into an agreement and plan of merger (the “Merger Agreement”), by and among RSC Topco, Inc. (“RSC”), the Company, Encore Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Kelso RSC (Investor), L.P., a Delaware limited partnership, solely in its capacity as the equityholder representative, pursuant to which the Company will acquire RSC (the “Transaction”). Completion of the Transaction is subject to the satisfaction (or waiver) of certain conditions, a number of which are beyond our control and may prevent, delay or otherwise negatively affect their completion. Such conditions include, among others, the receipt of required regulatory approvals. The conditions to the closing of the Transaction may not be satisfied and the Merger Agreement could be terminated. In addition, satisfying the conditions to the Transaction may take longer, and could cost more, than we expect. The occurrence of such events individually or in combination may adversely affect the cost savings and other benefits we expect to achieve from the Transaction and adversely affect our business, financial condition, results of operations and cash flows. In addition, if the Transaction does not close, the attention of our management will have been diverted to it rather than our operations and pursuit of other opportunities. Failure to complete the Transaction would, and any delay in completing the Transaction could, prevent us from realizing the anticipated benefits from the Transaction. Additionally, if we fail to close the Transaction and are otherwise in breach of our obligations, we could be liable for damages.

We may fail to realize all of the anticipated benefits of the Transaction (including use of RSC’s deferred tax assets), and the Transaction or those benefits may take longer to realize than expected.

We believe that there are significant benefits and synergies that may be realized through the Transaction. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt existing operations if not implemented in a timely and efficient manner. The full benefits of the Transaction, including the anticipated synergies and growth opportunities, may not be realized as expected or may not be achieved within the anticipated time frame, or at all. In addition, our use post-closing of any of RSC’s deferred tax assets may be subject to limitation. Failure to achieve the anticipated benefits of the Transaction could adversely affect our results of operations or cash flows, decrease or delay any anticipated accretive effect of the Transaction and negatively impact the price of our common stock and the trading prices of our senior notes.

Financing the Transaction will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.

As of March 31, 2025, our total debt was $3.81 billion. We intend to finance the purchase price of the Transaction with the net proceeds of certain securities offerings and cash on hand. These increases in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of such offerings and the Transaction, and thus the demands on our cash resources, will materially increase as a result of the Transaction.

While we have secured some financing in connection with the Transaction, there can be no assurance that we will be able to secure the remaining financing on acceptable terms, at favorable pricing, in a timely manner or at all.

We expect to finance the Transaction using the net proceeds of certain securities offerings and cash on hand. The completion of the Transaction is not conditioned on our ability to obtain financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, a deterioration in our financial results, poor economic conditions or stock market volatility, we may be unable to complete our debt offering on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the Transaction could be more expensive than expected.

If we are unable to obtain such remaining financing as anticipated, we may nevertheless be compelled to specifically perform our obligations to complete the Transaction or could otherwise be subject to claims under the Merger Agreement, each of which could have a material adverse effect on us.

The unaudited pro forma condensed combined financial information reflecting the Transaction is based on assumptions and is subject to change based on various factors.

We and RSC have no prior history as a combined company and our assets and operations have not been managed on a combined basis. As a result, our unaudited pro forma condensed combined financial information, which was prepared in accordance with Article 11 of Regulation S-X, and historical consolidated financial statements of our and RSC’s businesses were presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction and related financings been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company if the Transaction and related financings are consummated.

Our unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transaction, nor does it reflect the costs to integrate the operations of RSC or the costs necessary to achieve any cost savings, operating synergies and revenue enhancements. Our unaudited pro forma condensed combined financial information is based in part on certain assumptions regarding the Transaction and the related financings. We believe the assumptions underlying such unaudited pro forma condensed combined financial information are reasonable under the circumstances, however, such assumptions and estimates are preliminary and may not prove to be accurate over time. In addition, if and to the extent there are any changes in market conditions affecting the financings, then the unaudited pro forma condensed combined financial information and the future operating results or financial position of the combined company may be impacted, and such impact may be material. We have no obligation to update the unaudited pro forma condensed financial information for any subsequent event and may not do so.

As a result, investors should not place any undue reliance on our unaudited pro forma condensed combined financial information, and our actual results following the completion of the Transaction and related financings may differ from those that are anticipated.

The financial information related to RSC includes certain pro forma non-GAAP measures. Investors are cautioned not to place undue reliance on such information.

The Company’s management applied certain adjustments to certain of RSC’s financial information to calculate its pro forma adjusted EBITDA and pro forma adjusted EBITDA margin, including with respect to compensation expense and profit-sharing contingent commission items. While these adjustments are substantially similar to the adjustments the Company’s management makes when calculating the Company’s historical non-GAAP measures and these measures assisted management in its assessment of the Transaction, these non-GAAP measures should not be considered substitutes for any performance metric determined in accordance with GAAP. Investors are cautioned not to place undue reliance on these non-GAAP measures.

We have made certain assumptions relating to the Transaction which may prove to be materially inaccurate.

We have made certain assumptions relating to the Transaction, which assumptions involve significant judgement and may not reflect the full range of uncertainties and unpredictable outcomes inherent in the Transaction and may be materially inaccurate. These assumptions relate to numerous matters, including:

•	projections of future revenue and our earnings per share;

•	projections of future expenses and expense allocation relating to the Transaction and RSC;

•	our ability to realize the expected benefits of the Transaction;

•	unknown or contingent liabilities associated with the Transaction or RSC;

•	our ability to maintain, develop and deepen relationships with employees, including key brokers, and customers associated with RSC;

•	the amount of goodwill and intangibles that will result from the Transaction;

•	other purchase accounting adjustments that we may record in our financial statements in connection with the Transaction;

•	acquisition and integration costs, including restructuring charges and transaction costs;

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our ability to complete our debt offering or any other financing, or to generate and maintain needed cash from operations, to complete the Transaction and the impact of any financing on our operating results or financial condition; and

•	other financial and strategic risks of the Transaction.

Upon completion of the Transaction, we will be subject to the risks related to RSC’s business, including underwriting risk in connection with certain captive insurance companies.

Upon completion of the Transaction, we will be subject to risks related to RSC’s business and will assume its insurance policies and other obligations.

RSC’s ownership of one or more protected cells in certain captive insurance companies will subject us to underwriting risk through such ownership and/or participation and may also subject us to certain liabilities and expenses, including those subject to the indemnification provisions of the Merger Agreement. RSC currently owns, and may continue to own, from time to time, one or more protected cells in certain captive insurance companies for the purpose of facilitating additional underwriting capacity for certain of its customers. While RSC’s underwriting risk through any such captive insurance company would generally be limited (absent any regulatory requirement for the contribution of additional capital or contractual obligation to fund any underwriting losses in excess of contributed capital), we may be subject to claims expenses associated with any losses from these customers or programs to the extent not covered by any reinsurance. Our results of operations may be negatively impacted if any such captive insurance company incurs claims expenses.

Relatedly, we cannot predict the ultimate outcome of the litigation pending against RSC’s subsidiary, Oxford Risk Management Group LLC, with respect to the 2024 restructuring of the domicile of certain financial guarantee and final judgment preservation policies for segregated captive cells (the “FG Policies”), including remedies, damage awards or adverse results in such litigation, and any similar proceedings could have a material adverse effect on us. Our results of operations would be negatively impacted if the costs of the claims relating to the FG Policies exceed the value of the cash and stock held in the indemnity escrow fund pursuant to the terms of the Merger Agreement.

In addition, RSC has an advisory services business that assists certain clients with the establishment of captive insurance companies, for their own purposes, which leverage the benefits of Section 831(b) of the Internal Revenue Code of 1986, as amended, and which are subject to audit and oversight from the Internal Revenue Service (“IRS”). The IRS has conducted investigations, and may be conducting investigations, of certain peers of RSC that also provide similar services, with respect to whether or not such third parties are acting as a tax shelter promoter in connection with those operations. If the IRS were to disallow 831(b) elections, modify its guidance around 831(b) elections, or otherwise investigate our business and conclude that we are not in compliance with IRS regulations, whether or not merited, those events could harm our business, results of operations and financial condition.

Furthermore, where our businesses overlap, any risks we face may be intensified due to the Transaction. This may exacerbate the risks we already undertake, as described in our 2024 10-K under “Item 1A. Risk Factors.”

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